SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2004

CITIZENS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

The information in this Report is provided under Item 12 of Form 8-K and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of Citizens Financial Corp.’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 12: Results of Operations and Financial Condition

Citizens Financial Corp.’s earnings for the first quarter of 2004 were $534,000, or $23,000 more than in the first quarter of 2003. On a per share basis earnings rose $.06 to $.85 for the quarter. Included in income for the quarter are $19,000 in gains from the sale of investment securities and a $29,000 income tax refund following the filing of an amended 2002 federal income tax return.

With $206 million in assets and $21 million in equity, Citizens serves much of eastern West Virginia through the six branches of its subsidiary Citizens National Bank. The company’s stock trades on the over the counter bulletin board system under the symbol CIWV.

The quarterly data contained herein is not necessarily indicative of the results which may be expected for the full year. This data is unaudited and audited results may vary. Citizens will file Form 10-Q for the quarter ended March 31, 2004 prior to May 14, 2004. Upon filing, that report will be available on the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

April 14, 2004

/s/ Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial Officer